Exhibit 10.1

LIMITED WAIVER AND SECOND AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT

THIS LIMITED WAIVER AND SECOND AMENDMENT TO DELAYED DRAW TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of September 30, 2019 and effective as of the Effective Date (as hereinafter defined), is made and entered into by and among EMPIRE RESORTS, INC., a Delaware corporation (the “Borrower”), MONTICELLO RACEWAY MANAGEMENT, INC., a New York corporation (the “Guarantor”), and BANGKOK BANK PCL, NEW YORK BRANCH, as lender (the “Lender”).

RECITALS

A.         The Borrower and the Guarantor are each party to that certain Delayed Draw Term Loan Credit Agreement, dated as of December 28, 2017 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Guarantor and the Lender.

B.         Pursuant to Section 9(c)(i) of the Credit Agreement, the failure by the Borrower to comply with the financial covenant set forth in Section 8.10(a) of the Credit Agreement (the “Leverage Covenant”) for the Test Period (as defined in the Credit Agreement) ending September 30, 2019 would constitute an Event of Default (such potential Event of Default, the “Potential Covenant Default”).

C.         The Borrower has requested that the Lender agree, subject to the conditions and on the terms set forth in this Amendment, to waive the Potential Covenant Default and amend certain provisions of the Credit Agreement.

D.         The Lender is willing to agree to such waiver and amendments, subject to the conditions and on the terms set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Guarantor and the Lender agree as follows:

1.         Definitions. Except as otherwise expressly provided herein, capitalized terms used in this Amendment shall have the meanings given in the Credit Agreement (after giving effect to this Amendment), and the rules of interpretation set forth in the Credit Agreement shall apply to this Amendment.

2.        Limited Waiver. Subject to Section 5 hereof, the Lender hereby waives the Potential Covenant Default. The waiver of the Potential Covenant Default provided in the immediately preceding sentence relates only to the Potential Covenant Default, shall not be considered to be a waiver, modification or consent of any rights or remedies that the Lender may have under the Credit Agreement, under any other Loan Document or under applicable law except as set forth in the immediately preceding sentence, and shall not be considered to create a course of dealing or to otherwise obligate in any respect Lender to execute a similar or other waivers or grant any waivers under the same, similar or other circumstances in the future. Except as expressly set forth in the preceding sentence with respect to the Potential Covenant Default, (a) nothing in this Amendment shall constitute a waiver of (limited or otherwise) any past, present or future Default or Event of Default or other violation of any provisions of the Credit Agreement (including any breach of the Leverage Covenant for any Test Period other than the Test Period ending September 30, 2019) or any other Loan Document, and (b) the Lender reserves all rights, privileges and remedies under the Credit Agreement and the other Loan Documents.

3.     Amendments to Credit Agreement: Prepayment of Interest.

(a)         Section 1.01of the Credit Agreement is hereby amended by inserting the following definition in alphabetical order:

“Merger Agreement” means the Agreement and Plan of Merger, dated as of August 18, 2019, by and among Hercules Topco LLC, a Delaware limited liability company (“Parent”), Hercules Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Borrower, as it may be amended, supplemented or otherwise modified from time to time.

(b)                 Section 8.13 of the Credit Agreement is hereby amended by inserting the following at the end of such Section immediate before the period:

; provided, however, that notwithstanding anything to the contrary contained in this Section 8.13 or any other provision of the Agreement, the Borrower may merge with Merger Sub pursuant to the Merger Agreement

(c)         Borrower hereby agrees that on or prior to September 30, 2019, it shall make a prepayment of all interest on the Loans coming due from October 1, 2019 through and including December 30, 2019 (such period, the “Prepaid Interest Period”), in the amount of Four Hundred and Twenty-Two Thousand Three Hundred and Sixty Dollars and Thirty Two Cents ($422,360.32). The Lender hereby agrees that such payment, if received by the Lender on or prior to September 30, 2019, shall be deemed payment in full of all interest due during the Prepaid Interest Period.

4.         Representations and Warranties. To induce the Lender to agree to this Amendment, the Borrower represents to the Lender that as of the Effective Date (as hereinafter defined):

(a)         the Borrower has all power and authority to enter into, execute and deliver this Amendment and to carry out the transactions contemplated hereby, and to perform its obligations under or in respect of, this Amendment;

(b)         the execution and delivery of this Amendment and the performance of the obligations of the Borrower hereunder have been duly authorized by all necessary corporate action on the part of the Borrower; and

(c)         this Amendment has been duly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.         Effectiveness of this Amendment. This Amendment shall be effective only if and when all of the following conditions have been satisfied (such date, the “Effective Date”):

(a)        this Amendment is signed by the Borrower, the Lender and the Guarantor identified on the signature pages hereof, and the Borrower and the Guarantor shall have delivered their fully executed signature pages hereto to the Lender;

(b)        each of the representations and warranties contained in Section 4 of this

Amendment shall be true and correct in all respects; and

(d)        Borrower has paid Lender an amendment and waiver fee of $5,000.

6.         No Novation. The amendment of the Credit Agreement as contemplated hereby shall not be construed to (and is not intended to) novate, discharge or release the Borrower or the Guarantor from any obligations owed to the Lender under the Credit Agreement or any other Loan Documents, which shall remain owing thereunder.

7.         Security Documents. The Guarantor, by its execution of this Amendment, hereby consents to this Amendment and confirms and ratifies that all of its respective obligations as a guarantor under the Loan Documents to which it is a party shall continue in full force and effect for the benefit of the Lender with respect to the Credit Agreement as amended hereby. Each Obligor, by its execution of this Amendment, hereby confirms that the security interests granted by it under each of the Security Documents to which it is a party shall continue in full force and effect in favor of the Lender with respect to the Credit Agreement as amended hereby.

8.         Miscellaneous.         THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICT OF LAWS PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF LAWS OTHER THAN THE LAW OF THE STATE OF NEW YORK). This Amendment may be executed in one or more duplicate counterparts and, subject to the other terms and conditions of this Amendment, when signed by all of the parties listed below shall constitute a single binding agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Amendment. Except as amended hereby, all of the provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect except that each reference to the “Credit Agreement” or words of like import in any Loan Document shall mean and be a reference to the same, as applicable, as amended hereby. This Amendment shall be deemed a “Loan Document” as defined in the Credit Agreement.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their officers or directors thereunto and duly authorized as of the day and year first above written.

EMPIRE RESORTS, INC., a Delaware corporation

By:	/s/ Ryan Eller
Name	Ryan Eller
Title:	President and Chief Executive Officer

MONTICELLO RACEWAY MANAGEMENT, INC., a New York corporation

By:	/s/ Ryan Eller
Name	Ryan Eller
Title:	Chief Executive Officer

BANGKOK BANK PCL, NEW YORK BRANCH, as Lender under the Credit Agreement

By:	/s/ Thitipong Prasertsilp
Name	Thitipong Prasertsilp
Title:	Vice President and Branch Manager